UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2009

Point.360
(Exact name of registrant as specified in its charter)

California	0-21917	01-0893376
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2777 North Ontario Street Burbank, California		91504
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:             (818) 565-1400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	COMPLETION OF ACQUISITION OR DISPOSITON OF ASSETS.

On June 12, 2009, Point.360 purchased land and an 18,000 square foot building (the “Property”) from an unaffiliated entity pursuant to a Standard Offer, Agreement and Escrow Instructions for the Purchase of Real Estate dated April 9, 2009.  Point.360 paid $4,750,000 for the Property located in Hollywood, California.  For the Property, Point.360 paid $1,187,500 in cash, and financed $3,562,500 million through a first mortgage with the seller.

Item 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On June 12, 2009, Point.360 entered into a $3,562,500 million Purchase Money Promissory Note secured by Deed of Trust  (“Note”) with Michael James Lantry, Trustee of the M.J. Lantry Trust dated June 15, 2000 for the purchase of the Property.  The Note bears interest at 7% fixed for ten years.  The principal amount of the Note is payable on June 12, 2019.  The Note is secured by the Property.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

10.1	Standard Offer, Agreement and Escrow Instructions for the Purchase of Real Estate dated April 9, 2009 between Point.360 and Michael James Lantry, Trustee of the M.J. Lantry Trust dated June 15, 2000.

10.2	Purchase Money Promissory Note secured by Deed of Trust dated June 10, 2009 between Point.360 and Michael James Lantry, Trustee of the M.I. Lantry trust dated June 15, 2000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Point.360

June 12, 2009	By:	/s/ Alan R. Steel
Name: Alan R. Steel
Title: Executive Vice President
Finance and Administration
Chief Financial Officer